UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2005

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 23, 2005, the U.S. Department of Defense awarded us a procurement contract for 34 mine-protected Cougar Joint Explosive Ordnance Disposal Rapid Response Vehicles for an amount not to exceed $24,919,740. This is the third such order made under a joint contract awarded by the Department of Defense for a total of approximately 120 Cougar Joint Explosive Ordnance Disposal Rapid Response Vehicles to be used in Iraq and Afghanistan. This order fulfills the contract, bringing the total number of vehicles ordered to 122 for an amount not to exceed a total of approximately $87 million. Under the contract, we will manufacture the vehicles and provide training, spare part blocks, and technical data.

The description of the transaction contained herein is qualified in its entirety by reference to the Order for Supplies or Services Contract and the Delivery Order filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NUMBER      DESCRIPTION

10.1	Order for Supplies or Services Contract and Delivery Order between Force Protection, Inc. and the U.S. Department of Defense dated June 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)
Date June 27, 2005

/s/ Gordon McGilton
(Signature)
Print Name: Gordon McGilton
Title: Chief Executive Officer